Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
NeoGenomics, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price per Share (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per Share (the “Common Stock”), reserved for issuance pursuant to the NeoGenomics, Inc. Stand-Alone Inducement Restricted Stock Agreement (the “RSA”)	Rule 457(c) and Rule 457(h)	800,000	$12.45	$9,960,000	0.0000927	$923.29
Equity	Common Stock, $0.001 par value per Share (the “Common Stock”), reserved for issuance pursuant to the NeoGenomics, Inc. Stand-Alone Inducement Stock Option Agreement (the “Option Award”, and together with the RSA, the “Awards”)	Rule 457(c) and Rule 457(h)	900,000	$12.45	$11,205,000	0.0000927	$1,038.70
Total Offering Amounts					$21,165,000		$1,961.99
Total Fee Offsets							$ —
Net Fee Due							$1,961.99

(1)
In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall be deemed to cover any additional shares of Common Stock, $0.001 par value per share of NeoGenomics, Inc. (the “Company”) that become issuable under the awards set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Common stock.

(2)	Consists of approximate amount of shares of the Registrant’s Common Stock underlying the Awards, which will be granted to the Registrant’s Chief Executive Officer, as an inducement material to his acceptance of employment with the Registrant.
(3)	Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act based on the average of the high and low sale prices of the Common Stock as reported on the Nasdaq Global Market on August 11, 2022.